Exhibit 10.1

Execution Version

WARRANT FORFEITURE AGREEMENT

Boulevard Acquisition Corp. II	December 13, 2017

399 Park Avenue

6th Floor

New York, NY 10022

Re:                                   Warrant Forfeiture

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in connection with the private placement of ordinary shares of Boulevard Acquisition Corp II Cayman Holding Company (whose name is expected to change to Estre Ambiental, Inc. upon closing of the Transaction), an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Newco”), relating to the proposed business combination between Boulevard Acquisition Corp. II, a Delaware corporation (“Boulevard”) and Estre Ambiental S.A., a sociedade anônima (“Estre”) contemplated by that certain Amended and Restated Business Combination Agreement, dated as of September 11, 2017 (as amended, the “Business Combination Agreement”), by and among Boulevard, Estre, Newco and BII Merger Sub Corp., a Delaware corporation.  Unless otherwise defined herein, capitalized terms are used herein as defined in the Business Combination Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Boulevard Acquisition Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”), hereby agrees with Boulevard and Estre as follows:

1.                                      (a)                                 Substantially simultaneously with, but immediately prior to, the Effective Time, the Sponsor shall forfeit and surrender and/or cause the forfeiture and surrender to Boulevard, for no consideration, 3,748,600 Boulevard Warrants.

(b)                                 The Sponsor hereby agrees to take, and authorizes Boulevard to take, such other actions as shall be necessary to evidence such surrender and forfeiture as of immediately prior to the Effective Time.

2.                                      This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.  This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

3.                                      This Letter Agreement shall automatically terminate and be of no force and effect upon the termination of the Business Combination Agreement for any reason.

4.                                      No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties, except as provided above. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and its successors and permitted assigns.  Any transfer made in contravention of this Letter Agreement shall be null and void.

5.                                      This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the Court of

Chancery of the State of Delaware in and for New Castle County, Delaware, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

6.                                      This Letter Agreement may be executed and delivered (including by facsimile transmission or by electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

BOULEVARD ACQUISITION SPONSOR II, LLC

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

Acknowledged and Agreed:

BOULEVARD ACQUISITION CORP. II

By:	/s/ Stephen Trevor
	Name:	Stephen Trevor
	Title:	Chief Executive Officer

ESTRE AMBIENTAL S.A.

By:	/s/ Sergio Pedreiro
Name: Sergio Pedreiro
Title: Presidente

By:	/s/ Fabio d’Avila Carvalho
Name: Fabio d’Avila Carvalho
Title: Director Financeiro

[Signature Page to Warrant Forfeiture Agreement]